Exhibit 99.1

ANADIGICS ANNOUNCES THAT IT HAS ENTERED INTO

AN AMENDED MERGER AGREEMENT WITH II-VI INCORPORATED

AT A PER-SHARE OFFER PRICE OF $0.85

WARREN, N.J., February 29, 2016 — ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) today announced that it received from II-VI Incorporated (“II-VI”) on February 26, 2016 a further revised set of proposed amendments and agreements (the “February 26, 2016 II-VI Proposed Amendment”) to the previously announced January 15, 2016 agreement and plan of merger pursuant to which an affiliate of II-VI has offered to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.66 per share net in cash, pursuant to an all-cash tender offer and second-step merger (the "II-VI Merger Agreement"). Among the proposed amended terms set forth in the February 26, 2016 II-VI Proposed Amendment is the increase from $0.66 to $0.85 of the per-share offer price set forth in the II-VI Merger Agreement and the extension of a loan to ANADIGICS, on the terms set forth in a proposed loan agreement submitted as part of the February 26, 2016 II-VI Proposed Amendment.

After consultation with its financial and legal advisors, the Company's Board of Directors has unanimously determined in good faith that the February 26, 2016 II-VI Proposed Amendment renders the Acquisition Proposal received by the Company on February 24, 2016 from the competing bidder that has been identified by the Company as Party B (the "February 24, 2016 Party B Proposed Merger Agreement") no longer a Superior Offer, as defined in the II-VI Merger Agreement. Among the several factors considered by the Company's Board of Directors in reaching its determination were (a) the fact that II-VI matched Party B's $0.85 per-share offer price; (b) as part of its acquisition proposal, II-VI will provide a loan to the Company to address the Company's deteriorating liquidity position; and (c) unlike a proposed merger transaction between the Company and Party B, which is a Chinese company, the proposed merger transaction between the Company and II-VI, which is a domestic company, will not be subjected to the delays and risks caused by the pre-closing review of the transaction by the Committee on Foreign Investment in the United States.

On February 26, 2016, at the direction of its Board of Directors, the Company executed the February 26, 2016 II-VI Proposed Amendment, as well as the loan agreement.

The $0.85 per-share price offered in the February 26, 2016 II-VI Proposed Amendment is $0.50 (or more than 140%) higher than the $0.35 per-share price offered in the now-terminated November 11, 2015 merger agreement that the Company had executed with affiliates of GaAs Labs, LLC.

As noted by the Company in its previous announcements, including its February 22, 2016 announcement, the prolonged public auction process in which the Company has been engaged since November 2015 (the "Auction Process"), in conjunction with the Company's ongoing operating losses, has had negative effects on the Company's business and financial condition, including its cash-flow. The Company's Board of Directors, after consultation with its financial and legal advisors, as well as the Company's management, determined that, if the Auction Process were permitted to continue beyond February 2016 and the Company were therefore unable by March 1, 2016 or thereabout to execute a definitive merger agreement and a corresponding loan agreement with II-VI or Party B, the Company's business and financial condition, including its cash position, could be irreparably harmed, potentially rendering the Company unable to enter into any merger transaction and thereby denying the Company's stockholders the value of said transaction. Accordingly, in furtherance of its efforts to obtain the highest per-share merger offer price for the Company's stockholders, while protecting the stockholders against the irreparable harm to the Company's business/financial condition (including cash-flow condition) and inability to consummate a merger transaction that could result if the Company were forced to further delay its execution of a definitive merger agreement or amended merger agreement (and the loan agreements ancillary thereto), the Company's Board of Directors has determined that the Auction Process has now come to a close.

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.